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                                                                 EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------


              This Agreement is signed this 1 day of January, 2003


                                 By and Between

                           SAFE MAIL DEVELOPMENT LTD.
                        a company duly incorporated under
                         the laws of the State of Israel

                                 (the "COMPANY")

                                       and

                        AMIRAM OFIR, I.D. No. __________
                                (the "EMPLOYEE")



WHEREAS, the Company wishes to retain the Employee as its CEO; and

WHEREAS, the Company and the Employee agreed to set forth in writing the terms and conditions of their understandings regarding the employment;

NOW, THEREFORE,                    with the foregoing recitals being an
                                   essential part hereof, and in consideration of the respective agreements of the parties, it is agreed as follows:


1.       INTERPRETATIONS

1.1. The preamble and all exhibits hereto form an integral part of this Agreement.

1.2. Headings are included for convenience only, and shall not affect the interpretation of this Agreement.

2. ENGAGEMENT The Company hereby agrees to engage the Employee, and the Employee hereby agrees to be engaged by the Company as Chief Executive Officer. In such position, Employee shall have the customary powers, responsibilities and authorities of officers in such positions of corporations of the size, type and nature of the Company including being generally responsible for the day-to-day operations of Employer's business. Employee shall perform such duties and exercise such powers commensurate with his positions and responsibilities as shall be determined from time to time by the Board of Directors of the Company (the "Board") and shall report directly to the Board. Neither Employee's title nor any of his functions nor the manner in which he shall report shall be adversely changed, diminished or otherwise adversely affected in any material manner during the term of Employees employment with the Company without his prior written consent. In addition, during Employee's employment hereunder, Employee shall serve as Chairman of the Board of the Company and of Vsus Technologies Inc. and CEO of Vsus Technologies Inc.

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2.1. The Employee shall use his best endeavors to further the prosperity, reputation and business interests of the Company and shall well and faithfully serve the Company to the best of his ability.

2.2. The Employee hereby undertakes not to engage during the term of his employment with the Company in any work not within the scope of his employment with the Company pursuant to this Agreement, without obtaining the written consent of the Company.

3. TERM This Agreement shall commence on January 1, 2003 and shall continue until terminated according to Section 5 hereof, provided, however, that the term of employment will not end before December 31, 2007.

4. REMUNERATION

4.1. Employee during the period of his employment hereunder shall be such salary and other benefits as may be agreed upon in writing between the Company and the Employee from time to time. Provided however, that the initial remuneration package attached hereto as Annexure 4.2 shall not be decreased during the term of Employee's employment hereunder. Employee shall be entitled to such further increases, if any, in his remuneration as may be determined from time to time in the sole discretion of the Board.

4.2. The initial remuneration package shall be as specified in Annexure 4.2, incorporated into this Agreement as an essential part hereof.

4.3. Employee shall be eligible to receive bonuses at such times and in such amounts as the Board shall determine in its sole and absolute discretion on the basis of the performance of the Employee; provided that Employee shall participate in all bonus plans available to executive officers generally at a level commensurate with his position.

4.4. The Employee shall be entitled each year to a vacation (annual leave) of 30 working days. The Employee shall be entitled to accumulate annual vacation from year to year, in whole or in part, up to an accumulated vacation of sixty (60) working days, or as otherwise expressly approved in writing by the Company.

4.5. The Employee shall be entitled to up to 30 days full paid sick leave per calendar year.

4.6. The Company shall provide Employee with a managers insurance policy. The Company will pay as a premium for a manager's insurance policy for the Employee an amount equal to

         (a)    8.33% of each monthly base salary as severance pay;

         (b)    5% of each monthly base salary for pension benefits; and

         (c)    2.3% of each monthly base salary for disability insurance
                (Shalva).

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         (d) The Company will deduct 5% of the Employee's base salary each month and shall apply such deduction towards the Employee's contributions to the above Managers insurance policy.

Upon termination of the Employee's employment with the Company for any reason, the Company shall assign to the Employee all rights, title and interest to the Manager's Insurance Policy.

4.7. The Company shall contribute to an education fund an amount equal to 7.5% of each monthly base salary of the Employee. The Company will deduct 2.5% of the Employee's base salary each month and shall apply such deduction as the Employee's contribution to such education fund.

4.8. The Company shall furnish for the use of the Employee a motorcar. The Company will bear all expenses incidental and necessary for registration, insurance, running (including gas), maintenance and repair of the motorcar. The motorcar may be purchased or leased by the Company at its sole discretion.

4.9. The Company shall furnish for the use of Employee a cellular telephone, and the Company shall bear all the expenses for using such telephone. The Company shall also pay Employee's home Internet bills as they come due.

4.10. The Employee shall be entitled to reimbursement for all reasonable expenses incurred or paid by the Employee for promoting the business of the Company, including expenses for travel, meals, telephone calls and lodging, and similar items. Employee shall provide all vouchers, receipts and documents as may be required from time to time. The Company shall bear all expenses relating to tax payments or any other fees due for payment by the Employee, with respect to the above described reimbursement of expenses that were paid by the Employee.

4.11. The Employee shall be entitled to a "thirteenth salary" and "Demai Ha'avrah".

5.   TERMINATION BY COMPANY

5.1. Employee's employment hereunder may be terminated by the Company for cause. For purposes of this Agreement, "cause" shall mean (i) Employee's failure to substantially perform duties hereunder consistent with the terms hereof within 15 business days following Employee's receipt of written notice of such failure (which notice shall have been authorized by the Board of Directors and shall set forth in reasonable detail the purported failure to perform and the specific steps to cure such failure, which shall be consistent with the terms hereof),
(ii) misappropriation of Company funds or willful misconduct which results in material damage to the Company, (iii) Employee's conviction of, or plea of nolo contendere to, any crime constituting a felony under the laws of the State of Israel, or any crime constituting a misdemeanor under any such law involving moral turpitude or (iv) Employee's material breach of any of the material provisions of this Agreement, which breach Employee has failed to cure within 30 business days after receipt of written notice by Employee of such breach. Any termination of Employee's employment pursuant to this Section 5.1 shall be made by delivery to Employee of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board at an actual meeting of the Board called and held for that purpose (after 30 days prior written notice to Employee and a reasonable opportunity for Employee to be heard before the Board prior to such


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vote) finding that in the good faith judgment of the Board, Employee was guilty of conduct set forth in any of clauses (i) through (iv) above and specifying the particulars thereof.

5.2. Employee's employment hereunder shall terminate upon his death or if Employee becomes physically or mentally incapacitated and is therefore unable (or will, as a result thereof, be unable) to perform his duties for a period of six (6) consecutive months or for an aggregate of twelve (12) months in any twenty-four (24) consecutive month period (such incapacity is hereinafter referred to as "Disability"). If the Company terminates Employee's employment under the terms of this Agreement and Employee does not receive disability insurance payments under the terms hereof in an amount at least equal to the then effective Employee's base salary pursuant to a policy maintained and paid for by the Company, the Company shall be responsible to continue to pay Employee's base salary during the then remaining term of this Agreement to the extent required to bring Employee's annual compensation (together with disability payments) up to the amount equal to Employee's base salary immediately prior to the termination for disability. Any question as to the existence of the Disability of Employee as to which Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Employee and the Company.

5.3. Upon termination of Employee's employment hereunder as a result of death, Employee's estate or named beneficiary(ies) shall receive from the Company (x) employee's base salary at the rate in effect at the time of Employee's death through the end of the month in which his death occurs and a pro rata bonus payment with respect to that portion of the year lapsed prior to his death based on the bonus paid to Employee for the current year, and (y) the proceeds of any life insurance policy maintained for his benefit by the Company pursuant to this Agreement (or the plans and policies of the Company generally).

5.4. All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Section 5 shall be determined in accordance with the plans, policies and practices of the Company and shall be at least equal to those received by most senior executives and no senior executive shall receive any fringe benefit that Employee does not receive.

5.5. If Employee's employment is terminated by the Company without cause (other than by reason of Disability or death) or Employee resigns for Good Reason then Employee shall be entitled to a lump sum cash payment from the Company, payable within 10 days after such termination of employment, in an amount equal to two
(2) times the Employee's annual base salary (as in effect as of the date of such termination) and immediately prior year's bonus. All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Section
5.6 shall be determined in accordance with the plans, policies and practices of the Company and shall be at least equal to those received by the most senior executives.

For purposes of this Agreement "Good Reason" shall mean:

         (a)      Any material breach by the Company of this Agreement; or

         (b) The failure of the Board of Directors to elect the Employee as an officer of the Company with the positions set forth in Section 2 hereof during the Term, unless


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Employee provides prior written consent; provided that the foregoing events shall not be deemed to constitute Good Reason unless Employee shall have notified the Board in writing of the occurrence of such event(s) and the Board shall have failed to have cured or remedied such event(s) within 30 business days of its receipt of such written notice.

5.6. Upon termination of the employment, the Employee shall return to the Company all books, records, documents, tools, equipment, automobiles, keys, business cards and any other articles belonging to the Company and such other work-related writings as the Company deems reasonable to receive back from the Employee.

6.     CONFIDENTIAL INFORMATION; INVENTIONS; NONCOMPETITION.

6.2.1. In consideration of the Company's agreements hereunder, and in further consideration of the benefits accruing to the Employee hereunder, the Employee hereby agrees that he shall not, directly or indirectly, disclose or use at any time, either during or subsequent to his employment with the Company, any trade secrets or other confidential information, whether patentable or not, of the Company, its parent or its affiliates now or hereafter existing, including but not limited to, any

6.2.1.1. processes, formulas, trade secrets, innovations, inventions, discoveries, improvements, research or development and test results, specifications, data and know-how;

6.2.1.2. marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, product plans and pricing;

6.2.1.3. personnel information, including organizational structure, salary, and qualifications of employees;

6.2.1.4. customer and supplier information, including identities, product sales and purchase history or forecasts and agreements; and

6.2.1.5. any other information which is not known to the public,

(collectively, "Confidential Information"), of which the Employee is or becomes informed or aware during the Employment Period, whether or not developed by the Employee, except

6.2.1.6. as may be reasonably required for the Employee to perform the Employee's employment duties with the Company;

6.2.1.7. to the extent such information becomes generally available to the public through no wrongful act of the Employee;

6.2.1.8. information which has been disclosed without restriction as a result of a subpoena or other legal process, after the Company has had the opportunity to request a suitable protective order for such information; or

6.2.1.9. with the Company's prior written authorization.

6.2.2. This covenant shall survive the termination of the Employee's employment hereunder, and shall remain in effect and be enforceable against the Employee for so


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long as any such Confidential Information retains economic value, whether actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use.

6.2.3. The Employee agrees to execute such further agreements and/or confirmations of the Employee's obligations to the Company concerning non-disclosure of Confidential Information as the Company may reasonably require from time to time.

6.2.4. Upon termination of the Employee's engagement at any time, the Employee shall promptly deliver to the Company all physical and electronic copies and other embodiments of Confidential Information and all memoranda, notes, notebooks, records, reports, manuals, drawings, blueprints and any other documents or things belonging to the Company, and all copies thereof, in all cases, which are in the possession or under the control of the Employee.

6.3.   INVENTIONS AND DISCOVERIES

6.3.1. The Employee hereby assigns to the Company or its designated affiliates all of the Employee's rights, title and interest in and to all inventions, copyrightable works, Confidential Information, discoveries, processes, designs, works of authorship and other intellectual property and all improvements on existing inventions, discoveries, processes, designs, works and other intellectual property made or discovered by the Employee during his employment with the Company (collectively, "Inventions").

6.3.2. Promptly upon the development, making, creation, or discovery of any invention, discovery, process, design, work, intellectual property or improvement, the Employee shall disclose the name to the Company and shall execute and deliver to the Company such reasonable documents as the Company may request to confirm the assignment of the Employee's rights therein, and if requested by the Company, shall assist the Company, and shall execute any necessary documents, at the Company's expense, in applying for and prosecuting any patents and any trademark or copyright registration which may be available in respect thereof.

6.3.3. Notwithstanding the foregoing, the Company hereby notifies the Employee that the provisions of this 0 shall not apply to any Inventions developed by the Employee and which are not related to the business of the Company or to actual research or development of the Company.

6.3.4. The Employee further agrees that the wages provided for the Employee's services shall be his sole compensation for the assignment to the Company of all rights to Inventions and other rights granted to the Company under this Agreement.

6.3.5. In case any Invention is described in a patent application or is disclosed to third parties by the Employee within one (1) year after termination of the Employee's employment hereunder and his retirement of his position in the Company, it shall be presumed that the Invention was conceived or made during the period of the Employee's employment for the Company, and the Invention shall be assigned to the Company as provided by this Agreement, provided it relates to the Employee's work with the Company.


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6.4    NONCOMPETITION REPRESENTATIONS.

6.4.1. The Employee acknowledges that by virtue of his employment by, and relationship with, the Company, he has and will continue to acquire Confidential Information as well as a special knowledge of the business methods, customer relationships and goodwill of the Company, which are all valuable, unique and proprietary assets of the Company.

6.4.2. The Employee further acknowledges that:

6.4.2.1. in the course of his duties hereunder he will participate in a significant manner in developing said Confidential Information or relationships and goodwill,

6.4.2.2. activities by the Employee detrimental to said Confidential Information or relationships and goodwill or attempts by the Employee to use or otherwise capitalize on said Confidential Information, relationships and goodwill might cause substantial harm and economic disadvantage to the Company and severely reduce the value of the Company, and

6.4.2.3. the Company has legitimate protectable interests in avoiding such detrimental actions in order to preserve its competitive position in the industry.

6.4.3. In return for the consideration described in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a condition precedent and inducement to the Company to enter into this Agreement, the Employee hereby represents, warrants, and covenants as follows:

6.4.3.1. The Employee has executed and delivered this Agreement as his free and voluntary act, after having determined that the provisions contained herein are of a material benefit to him, and that the duties and obligations imposed on him hereunder are fair and reasonable and will not prevent him from earning a livelihood following the termination of his employment with the Company;

6.4.3.2. The Employee has read and fully understands the terms and conditions set forth herein, has had time to reflect on and consider the benefits and consequences of entering into this Agreement, and has had the opportunity to review the terms hereof with an attorney or other representative, if he so chooses;

6.4.3.3. The execution and delivery of this Agreement by the Employee do not and the full and proper performance of his duties and obligations hereunder will not conflict with, or result in a breach of or constitute a default under, any agreement or contract, whether oral or written, to which the Employee may be bound.

6.5    NONCOMPETITION COVENANT.

6.5.1. The Employee agrees that at all times during his employment with the Company and thereafter until the first anniversary of the termination or expiration of the Employment Period and his directorship (the "Non-competition Period"), the Employee shall not, except on behalf of the Company, directly or indirectly, Participate in any Competitive Business (as each of such terms is defined below).

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6.5.2. For purposes of this Agreement, the term:

6.5.2.1. "Participate" means to have any direct or indirect interest, participation or involvement, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, creditor, owner, stockholder or otherwise; and

6.5.2.2. "Competitive Business" means any enterprise, venture or proprietorship engaged in the development, manufacture, sale, licensing and/or distribution of any information, products and/or services that are the same as or substantially similar to the information, products and/or services provided (or in development and proposed to be provided) by any business unit or division within the Company in which the Employee was employed in.

6.6.   NON SOLICITATION OF EMPLOYEES.

6.6.1. The Employee recognizes that he will possess confidential information about other Employees of the Company, its subsidiaries and affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company, its subsidiaries and affiliates.

6.6.2. The Employee recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company, its subsidiaries and affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company, its subsidiaries and affiliates.

6.6.3. The Employee agrees that, for a period of one year following termination of his employment with the Company, he will not, directly or indirectly, solicit or recruit any employee of the Company, its subsidiaries or affiliates for the purpose of being employed by him or by any competitor of the Company, its subsidiaries or affiliates on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company, its subsidiaries and affiliates to any other person.

7. INDEMNIFICATION AND INSURANCE The Company undertakes to take all legally permissible actions to indemnify and insure the Employee against liability for breach of duty of care towards the Company or a third party, except in cases that a court of competent jurisdiction renders a final non appealable decision that the Employee acted in bad faith and breached his fiduciary duties to the Company.

8. NOTICES Any notice required or permitted under this Agreement shall be given in writing to the address set forth below each parties signature hereto. Notice may be given (i) by registered or certified mail, postage prepaid, return receipt requested, effective 7 days after posting, (ii) by confirmed fax, effective on the next business day in recipient's location, or (iii) by messenger or courier, effective upon receipt.

9. WAIVER OF BREACH The failure or waiver of any party to execute, in any respect, any right provided for by this Agreement shall not be deemed a waiver of any further or future right hereunder.


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10. ASSIGNMENT The Employee acknowledges that the services rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall be passed on to, and shall be binding upon, the successors or assigns of the Company. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all of the assets and business of the Company whether by operation of law or otherwise.

11. GOVERNING LAW This Agreement shall be governed by and construed in accordance with the laws of the State of Israel.

12. SEVERABILITY The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

13. ILLEGALITY If any term of this Agreement is held to be illegal or contrary to public policy or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement.

14. ENTIRE AGREEMENT This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

THE COMPANY                                 THE EMPLOYEE
SAFE MAIL DEVELOPMENT LTD.                  AMIRAM OFIR

By:  /s/ Matis Cohen                        /s/ Amiram Ofir
    ---------------------------------       -----------------------------------

Title:                                      Address:
      -------------------------------               ---------------------------

                                            -----------------------------------

Address:
        -----------------------------       -----------------------------------
                                            Tel:
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                                            Fax:
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Tel:
    ---------------------------------
Fax:
    ---------------------------------

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THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO ALL OF ITS OBLIGATIONS UNDER
THIS AGREEMENT AND HEREBY GUARANTEES ALL OF THE OBLIGATIONS OF THE COMPANY UNDER SUCH AGREEMENT.


VSUS TECHNOLOGIES INC.

By:  /s/ Matis Cohen
    --------------------------------

Title:
      ------------------------------

Address:
        ----------------------------

------------------------------------

------------------------------------
Tel:
    --------------------------------
Fax:
    --------------------------------

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                                               ANNEXURE 4.2 - REMUNERATION
                                               ---------------------------

1. SALARY


1.1. The Company shall pay to the Employee a base salary (the "base salary") of the NIS equivalent (as determined by the Representative Rate of the US Dollar as published by the Bank of Israel on the first day of each month) of US$7,500 per month, payable on the second day of each month during the term of this Agreement. This base salary will be increased by 10% annually.

1.2. The Employee's salary will be subject to withholding taxes and other deductions at source, including the Employee's share of any social benefit requirements as may be required by law.

1.3. The Company shall pay all of the Employee's salary and benefits during the Employee's mandatory reserve military service. The Employee shall provide the Company with authorization from the army regarding reserve service in order to allow the Company to claim amounts due it from the National Insurance Institute.